SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only  (as permitted by Rule 14a-6(e)
    (2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to 240.14a-12


                          NEXTPATH TECHNOLOGIES, INC.
                          ---------------------------
              (Name of the Registrant as Specified In Its Charter)




    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1.  Title of each class of securities to which transaction applies:

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     2.  Aggregate number of securities to which transaction applies:

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     3.  Per unit price or  other underlying  value  of  transaction  computered pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):

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     4.  Proposed maximum aggregate value of transaction:

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     5.  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.
     1.  Amount Previously Paid:

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     2.  Form Schedule or Registration Statement No.

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     3.  Filing Party:

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     4.  Date Filed:

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



                           NEXTPATH TECHNOLOGIES, INC.
                        5050 NORTH 40TH STREET, SUITE 340
                             PHOENIX, ARIZONA 85016

                                November 3, 2000

Dear Shareholder:

        You are invited to attend the Annual Meeting of Shareholders of NextPath Technologies, Inc. (the "Company"), to be held on Tuesday, December 5, 2000, at the Marriott Hotel, 3233 N.W. Expressway, Oklahoma City, Oklahoma, at 10:00 a.m. (Central Standard Time). A Notice of the Annual Meeting of Shareholders, together with a Proxy Statement and a Proxy Card, accompany this letter.

        Matters to be considered at the Annual Meeting of Shareholders are (i) the election of four members to the Board of Directors of the Company, two of whom will serve a one year term until the Annual Meeting of the Shareholders of the Company to be held in the year 2001 and two of whom will serve a two year term until the Annual Meeting of the Shareholders of the Company to be held in the year 2002, and in any case until their successors are duly elected and shall have qualified; (ii) a proposal to ratify the selection of Chisholm & Associates as independent auditors of the Company for the fiscal year ending December 31, 2000; (iii) the approval of an Incentive Stock Option Plan; (v) the approval of a Directors' Stock Option Plan, and (vi) any other matters which may properly come before the Annual Meeting. Details of the matters to be considered at the Annual Meeting of Shareholders appear in the Proxy Statement. Other than the election of Directors, the proposal to ratify the selection of the Company's independent auditors, the approval of an Incentive Stock Option Plan and the approval of a Directors' Stock Option Plan, the Board of Directors of the Company does not know at this time of any other matters to come before the Annual Meeting.

        We hope that you will be able to attend the Annual Meeting of Shareholders so that we may have the opportunity to meet with you and to discuss the affairs of the Company. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS, PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY TO ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND TO ENSURE THAT YOUR SHARES ARE VOTED.

        We look forward to seeing you at the Annual Meeting.

                                   Sincerely,


                                   James D. Wilson
                                   President and Chief Executive Officer

                           NextPath Technologies, Inc.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


        Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of NextPath Technologies, Inc., a Nevada corporation ("NextPath" or the "Company"), will be held at the Marriott Hotel, 3233 NW Expressway, Oklahoma City, Oklahoma on Tuesday, December 5, 2000, at 10:00 a.m. (Central Standard Time), for the following purposes:

        1. To elect four members to the Board of Directors of the Company, two of whom will serve a one year term until the Annual Meeting of the Shareholders of the Company to be held in the year 2001 and two of whom will serve a two year term until the Annual Meeting of the Shareholders of the Company to be held in the year 2002, and in any case until their successors are duly elected and shall have qualified;
        2. To consider and vote upon a proposal to ratify the selection of Chisholm & Associates as independent auditors of the Company for the fiscal year ending December 31, 2000;
        3. To approve an Incentive Stock Option Plan;
        4. To approve a Directors' Stock Option Plan; and
        5. To consider and transact such other business as may properly come before the Annual Meeting.

        Holders of record of the validly issued Common Stock of the Company at the close of business on October 23, 2000 are entitled to notice of, and to vote on, all matters to be considered at the Annual Meeting.


                              By Order of the Board of Directors,


                              NEXTPATH TECHNOLOGIES, INC.

                              Kary Lewis, Secretary




Dated:  November 3, 2000

                                 PROXY STATEMENT


                                     GENERAL

        This Proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting of Shareholders which will be held at the Marriott Hotel, 3233 NW Expressway, Oklahoma City, Oklahoma on Tuesday, December 5, 2000, at 10:00 a.m. (Central Standard Time).

                                 VOTING MATTERS

        The Company's authorized common equity securities consist of par value $0.001 per share voting common stock ("Common Stock") and Class A non-voting common stock with conversion rights to voting common stock ("Class A Common Stock"). No Class A Common Stock is outstanding. The Company is authorized to issue preferred stock, but had no preferred stock outstanding. Except as otherwise described herein, all shares of Common Stock entitle the holders thereof to the same rights and privileges. The holders of validly issued Common Stock are entitled to one vote per share on all matters to be voted upon by the Shareholders.

        The representation in person or by proxy of a majority of the outstanding shares of the Common Stock entitled to a vote at the Annual Meeting is necessary to provide a quorum for the transaction of business at the Annual Meeting. Shares can only be voted if the shareholder is present in person or is represented by a properly signed proxy. Each shareholder's vote is very important. Whether or not you plan to attend the Annual Meeting in person, please sign and promptly return the enclosed proxy card. All signed and returned proxies will be counted towards establishing a quorum for the meeting, regardless of how the shares are voted.

        Shares represented by proxy will be voted in accordance with your instructions. You may specify your choice by marking the appropriate box on the proxy card. If your proxy card is signed and returned without specifying choices, your shares will be voted FOR the Board of Director's proposals, and as the individuals named as proxy deem advisable on all other matters as may properly come before the Annual Meeting.

        For all matters to be voted upon at the Annual Meeting, the affirmative vote of a majority of validly issued shares present in person or represented by proxy, and entitled to vote on the matter, is necessary for approval. Withholding authority to vote or an instruction to abstain from voting on a proposal will be treated as shares present and entitled to vote and, for purposes of determining the outcome of the vote, will have the same effect as a vote against the proposal. A broker "non-vote" occurs when a nominee holding shares for a beneficial holder does not have discretionary voting power and does not receive voting instructions from the beneficial owner. Broker "non-votes" will not be treated as shares present and entitled to vote on a voting matter and will have no effect on the outcome of the vote.

        Any shareholder giving the enclosed Proxy has the power to revoke the Proxy prior to exercise either by voting by ballot at the Annual Meeting, by executing a later-dated Proxy, or by delivering a signed written notice of the revocation to the office of the Secretary of the Company before the meeting begins. The Proxy will be voted at the meeting if the signer of the Proxy was a shareholder of record on October 23, 2000 (the "Record Date").

        On the Record Date, there were 45,294,800 shares of Common Stock outstanding. The Company disputes the validity of approximately 18,000,000 of those shares and they are the subject of an ongoing review by the Company in an effort to determine whether or not they were validly issued and entitled to vote at the Annual Meeting. The Company has filed lawsuits in some cases and may file additional lawsuits. See "Legal Proceedings." Each validly issued outstanding share of Common Stock is entitled to one vote. This Proxy Statement is first being sent to the shareholders on or about November 3, 2000. A list of the shareholders entitled to vote at the Annual Meeting will be available for inspection at the meeting for purposes relating to the meeting.

                             SOLICITATION OF PROXIES

        The Company has retained Corporate Investor Communications, Inc. as proxy solicitor for a fee. Solicitation of Proxies may also be made through officers and regular employees of the Company by telephone or in person with some shareholders following the original solicitation period. No additional compensation will be paid to those officers and regular employees for proxy solicitation. Expenses and fees incurred in the solicitation of Proxies will be borne by the Company, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of Common Stock. The Company estimates that expenses and fees related to the solicitation of Proxies will be approximately $7,500 - $10,000.

                                     VOTING

        You may vote on matters presented at the Annual Meeting in the following ways:

        By Proxy, by completing the proxy card and mailing it in the postage-paid envelope provided, or

        In Person, by attending the Annual Meeting on Tuesday, December 5, 2000, at 10:00 a.m. (Central Standard Time) at the Marriott Hotel located at:

                               3233 NW Expressway
                             Oklahoma City, Oklahoma

                            MATTERS TO BE ACTED UPON

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

        The Board of Directors recommends that the shareholders vote FOR each nominee for Director as set forth below. Four Directors are to be elected at the meeting, two of whom (Messrs. Lewis and Wilson) will serve a one year term until the Annual Meeting of the Shareholders of the Company to be held in the year 2001 and two of whom (Messrs. Sweet and Uptain) will serve a two year term until the Annual Meeting of the Shareholders of the Company to be held in the year 2002, and in any case until their successors are duly elected and shall have qualified. Although the Company's Bylaws provide for up to nine Directors with terms to be determined by the Board, only four Directors are being nominated because it is the Board's belief that the five remaining seats should be filled over a period of time with independent Directors. Therefore, proxies cannot be voted for a greater number of persons than the number of nominees named. Only one vote per share is permitted for each board seat standing for election. The Company's Articles of Incorporation do not provide for cumulative voting.

        Each nominee listed below is currently a Director. The following information pertains to each nominee's (i) age as of September 1, 2000, (ii) principal occupations for at least the past five years, and (iii) certain other directorships:

    Name             Age            Positions Currently Held
-----------------   -----    ----------------------------------------------

Kenneth Uptain        46     Director, Chairman of the Board

Richard Lewis         46     Director

Kenneth Sweet         48     Director

James Wilson          55     Director, President, Chief Executive Officer

        Mr. Uptain has been a Director since August 25, 2000 and the Chairman of the Board since September 19, 2000. From June 1998 until January 21, 2000, he was the Chairman, Chief Executive Officer, and owner of Essentia Water, Inc., which he sold to NextPath on that date. From August 1997 to June 1998, he was

CEO of Global Water Technologies located in Seattle, Washington. Mr. Uptain is recognized as a highly respected business entrepreneur with over twenty years of business and management experience in a variety of endeavors. In 1994, he was a founding shareholder of Resource Group International (RGI), now a three billion dollar publicly traded Norwegian industrial investment company known as AkerRGI, a company with current holdings that include the largest fishing and processing fleet in the world, shipbuilding, oil and gas technology, material and handling systems, consumer products (which included brands such as Brooks Shoes and Helly Hanson Sportswear), and large residential real estate developments. As Chief Executive Officer from 1994 to 1997, Mr. Uptain was in charge of the International Real Estate Division for AkerRGI. He has also served as a director for numerous companies, including Legend Properties, Inc., a NASDAQ listed real estate company

        Mr. Lewis has been a Director since August 23, 2000. He has eighteen years of experience in accounting, financial reporting, business administration and management, mechanical contracting and fabrication, sales and marketing, and contract negotiations both domestically and internationally. Since August 1991, he has served as President of Lewis Mechanical and Metalworks, Inc. He was formerly employed as a CPA for Arthur Andersen and Co. and as Vice President of Finance for D.B. Western, Inc. Mr. Lewis graduated from Brigham Young University with a Bachelors of Science - Accounting degree in 1978 and a Master of Accounting degree in 1979. He also serves as President of NextPath Environmental Services, Inc. Mr. Lewis is the brother of Kary Lewis, the Company's interim Chief Financial Officer, Secretary and Treasurer.

        Mr. Sweet has been a Director since March 17, 2000. Mr. Sweet has over nine years of executive director experience in management consulting, business valuation, mergers and acquisitions, and financial advisory services. Since 1991, Mr. Sweet has been the Executive Director of Consulting Services and one of the in-house counsel to International Profit Associates (IPA), an international consulting firm. He has supervised and/or directed in excess of 21,000 client engagements to date. Prior to joining IPA, he was President of Windbrook Securities, Inc., a broker/dealer, and The Compass Investment Group, Inc., registered as a Commodity Trading Advisor (CTA). Mr. Sweet also worked from 1981-1987 at E.F. Hutton & Company, Inc. as an Account Executive. He received a B.S. in both Business Administration and Accounting from the University of San Diego in 1974. He also received a Juris Doctorate degree from Western State College of Law in December 1977.

        Mr. Wilson became a Director and the Company's President and Chief Executive Officer on September 8, 2000. From May 1994 to March 1998, Mr. Wilson served as President and Chief Executive Officer of Martin Industries, Inc. ("Martin"), where he had been employed since 1982. Mr. Wilson served as Martin's Controller and Chief Financial Officer before becoming the Chief Executive Officer. During his tenure at Martin Industries, Mr. Wilson led the Company in a successful public offering in 1995 and numerous acquisitions while dramatically increasing Martin's share value. Prior to joining Martin, Mr. Wilson spent eight years with Consolidated Aluminum Corporation, a company recognized for it's rapid revenue growth during that period. Mr. Wilson is a 1968 graduate of the University of North Alabama with a Bachelor of Science in Accounting and Economics. He also attended MBA programs at Washington University, St. Louis, Missouri and the University of Tennessee, Columbia, Tennessee.

             PROPOSAL NO. 2 - RATIFICATION OF SELECTION OF AUDITORS

The Audit Committee of the Board of Directors recommends that the shareholders vote FOR ratification of the selection of the firm of Chisholm & Associates to audit the consolidated financial statements of the Company and the financial statements of certain of its subsidiaries for the fiscal year ending December 31, 2000.

                              PROPOSAL NOS. 3 AND 4
                       THE INCENTIVE STOCK OPTION PLAN AND
                        THE DIRECTORS' STOCK OPTION PLAN

        The Board of Directors recommends you vote FOR the approval of the Incentive Stock Option Plan and the Directors' Stock Option Plan.

INCENTIVE STOCK OPTION PLAN
---------------------------

        General. The Board of Directors has unanimously adopted and recommends that the shareholders approve the Incentive Stock Option Plan. The effective date of this Plan will be the date on which this proposal is approved by the shareholders. The maximum number of shares of Common Stock which may be issued under the Plan is Two Million Five Hundred Thousand (2,500,000). Each Stock Option may be exercised during a period of ten years from the date of the grant of the Stock Option (the "Option Term"). No Stock Option is exercisable after the expiration of its Option Term. The option price per share of Common Stock deliverable upon the exercise of a Stock Option will be the Fair Market Value of a share of Common Stock on the date the Stock Option is granted (the "Option Price"). The Fair Market Value as of any date means the closing price on that date, or on the next business day if that date is not a business day, of a share of Common Stock as the price is reported on the OTCBB or other applicable exchange or market on which the Common Stock is traded. The entire Option Price with respect to the exercise of a Stock Option is payable in full at the time of the exercise of the Stock Option unless provided otherwise in the Stock Option Agreement. A copy of this Plan is attached to this Proxy Statement as Appendix B-1.

        Required Vote. Approval of the Incentive Stock Option Plan requires the affirmative vote of the holders of a majority of shares of the Company's Common Stock present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present, and broker non-votes will not be treated as entitled to vote on this matter at the Annual Meeting.

        Plan Activity. As this is a newly proposed plan, the Plan had no activity during 1999. As of the date of this Proxy Statement, no stock options have been granted under the Plan.

        Purpose. The purpose of the Incentive Stock Option Plan is to further the long-term growth and earnings of the Company and its subsidiaries by offering incentives to key employees who will largely be responsible for the Company's growth. In the view of the Compensation Committee of the Board of Directors, similar plans have been successful in achieving these objectives. In light of the Company's recent expansion and strategy for continued growth, the Board of Directors believes that this Plan is necessary to contribute to the morale and motivation of the key employees of the Company and its subsidiaries in the future.

        Awards under this Plan will be made to key employees who have the capability of making a substantial contribution to the success of the Company and will be in the form of incentive stock options.

        Tax Consequences. The Incentive Stock Option Plan is a qualified plan. Therefore, the tax consequences to the employee will be as follows: (i) there will be no taxable income to the employee at the time of the grant, (ii) there will be no taxable income to the employee at the time the option is exercised; however, the difference between the option price and the fair market value of the option stock on the date the option is exercised is an adjustment item for Alternative Minimum Tax purposes; and (iii) the employee will have a capital gain when the employee disposes of the option stock after completion of the holding period (i.e., after the option stock has been held until a date that is both two years after the grant of the option and one year after the option is exercised); otherwise, the disposition will result in ordinary income and will be taxed as additional compensation to the employee.

        The Company will not be entitled to a tax deduction on the grant or exercise of an option under this Plan. If a disqualifying disposition occurs, the Company may deduct as additional compensation to the employee an amount equal to the amount the employee recognizes as additional compensation.

DIRECTORS' STOCK OPTION PLAN
----------------------------

        General. The Board of Directors has unanimously adopted and recommends that the shareholders approve the Directors' Stock Option Plan. The effective date of this Plan will be the date on which this proposal is approved by the shareholders. The maximum number of shares of Common Stock which may be issued under the Plan is One Million Five Hundred Thousand (1,500,000). Each Stock Option may be exercised during a period of ten years from the date of the grant of the Stock Option (the "Option Term"). No Stock Option is exercisable after the expiration of its Option Term. The option price per share of Common Stock deliverable upon the exercise of a Stock Option will be the Fair Market Value of a share of Common Stock on the date the Stock Option is granted (the "Option Price"). The Fair Market Value as of any date means the closing price on that date, or on the next business day if that date is not a business day, of a share of Common Stock as the price is reported on the OTCBB or other applicable exchange or market on which the Common Stock is traded. The entire Option Price with respect to the exercise of a Stock Option is payable in full at the time of the exercise of the Stock Option unless provided otherwise in the Stock Option Agreement. A copy of this Plan is attached to this Proxy Statement as Appendix B-2.

        Required Vote. Approval of the Directors' Stock Option Plan requires the affirmative vote of the holders of a majority of shares of the Company's Common Stock present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present, and broker non-votes will not be treated as entitled to vote on this matter at the Annual Meeting.

        Plan Activity. As this is a newly proposed plan, the Plan had no activity during 1999. As of the date of this Proxy Statement, no stock options have been granted under the Plan.

        Purpose. The purpose of the Directors' Stock Option Plan is to help attract new independent Directors and to further the long-term growth and earnings of the Company and its subsidiaries by offering incentives to members of the Board of Directors who will play an important role in the Company's growth. As Directors have previously not been compensated for their service on the Board of Directors, the Directors' Stock Option Plan also rewards the Directors for this service. In the view of the Compensation Committee of the Board of Directors, similar plans have been successful in achieving these objectives. In light of the Company's recent expansion and strategy for continued growth, the Board of Directors believes that this Plan is necessary to attract new independent Directors and will contribute to the morale and motivation of the Company's Board of Directors.

        Tax Consequences. The Directors' Stock Option Plan is a nonqualified plan. Therefore, the tax consequences to the Director will be as follows: (i) the option will be taxed as ordinary income on the date of the grant, if the option has a readily ascertainable fair market value, and there will be no tax consequences upon the exercise of the option; however, as it is difficult to establish a readily ascertainable fair market value unless the options are actively traded, which the Company does not believe will be the case, the option will be taxed as ordinary income on the date the option is exercised; and (ii) in either event there will be a capital gain treatment upon subsequent sale of the stock if held for a least a year from the date of exercise.

        The Company will be entitled to a compensation deduction in the year in which the optionee is taxed and in the amount which the optionee is taxed, subject to a reasonableness of compensation limitation under Section 162 of the Code.

SUMMARY OF CERTAIN PLAN FEATURES
--------------------------------

        The following is a summary of certain features common to both the Incentive Stock Option Plan and the Directors' Stock Option Plan (together, the "Plans"). This summary is qualified in its entirety by reference to the Plans, copies of which are attached to this Proxy Statement as Appendices B-1 and B-2, respectively.

        Administration. The Plans will be administered by the Board of Directors. Only key employees (including those who are corporate officers and directors) will be eligible for the Incentive Stock Option Plan. All Directors will be eligible for the Directors' Stock Option Plan. The Board of Directors will have the power to determine the persons to whom the Incentive Stock Option Plan will apply, and the time or times at which awards will be granted, the type of award to be granted and the number of shares to be subject to each award. The Board of Directors will also have the power to interpret the Plans and to prescribe rules, regulations and procedures in connection with the operation of the Plans. All questions of interpretation and application of the Plans, or as to awards granted under the Plans, are subject to the determination of the Board of Directors, which will be conclusive and binding.

        Awards. Awards granted under the Plans are evidenced by agreements between the individual employee or Director and the Company. Incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"), as well as options which do not meet the requirements of that section, may be granted. All options will expire not more than 10 years after the date of the grant. The exercise price for any option issued under the Plans will be equal to the fair market value of the Company's Common Stock at the time the option is granted. Payment of an option's exercise price may be made in cash or by check or by a combination of the foregoing. Options are not transferable other than by will or by the laws of descent and distribution. Options may be exercised only by the optionee or his or her successor.

        Amendments. The Board of Directors may, without further action by the shareholders of the Company, amend the Plans or condition or modify grants of stock options under the Plans in response to changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to the Plans or to comply with stock exchange rules or requirements.

        The Board of Directors may at any time and from time to time terminate, modify or amend the Plans in any respect, except that without shareholder approval, the Board of Directors may not (i) increase the maximum number of shares of Common Stock which may be issued under the Plans (other than increases pursuant to an Adjustment, as defined within the Plans), (ii) extend the period during which any stock option may be granted or exercised, or (iii) extend the term of the Plans.

        Taxation. The Company will be entitled to a deduction for Federal tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income with respect to any option. When a participant disposes of Common Stock acquired through the exercise of a non-qualified option, any amount received in excess of the fair market value of the shares on the date of exercise will be subject to taxation as long-term or short-term capital gains, depending on the holding period of the shares. If the amount received is less than the fair market value of the shares, the difference will be treated as a capital loss for tax purposes. When a participant ultimately sells Common Stock acquired through exercise of an incentive stock option, he or she will recognize long-term capital gain or loss on the difference between the amount received upon disposition and the option price of the shares on the date of exercise provided that the requisite holding periods are satisfied.

                         PROPOSAL NO. 5 - OTHER BUSINESS

        The Board of Directors does not know of any other business to be presented at the Annual Meeting of Shareholders. If any other matters come before the Annual Meeting, however, it is intended that the persons named in the enclosed form of Proxy will vote the Proxy in accordance with their best judgment.

                    DIRECTORS MEETINGS AND COMMITTEE MEETINGS

Directors Meetings

        The Board of Directors held two telephonic meetings and thirteen Special Meetings by written consent during the fiscal year ended December 31, 1999. None of the nominees for Directors were Directors in 1999.

Committee Meetings

        The Company has standing audit, nominating and compensation committees of the Board of Directors.

        The Audit Committee currently consists of Kenneth Sweet and Kenneth Uptain. It recommends, subject to approval by the Board of Directors and the shareholders, the Company's independent accountants, meets with the Company's independent accountants and accounting personnel and reviews the scope and results of the audits, assesses the quality of the Company's financial reporting process, otherwise monitors the Company's compliance with laws and regulations relating to financial reporting requirements, assesses the adequacy and effectiveness of internal controls, and takes such other action as set forth in the Charter for the Audit Committee. The current charter for the Audit Committee was adopted on August 23, 2000 and is attached to this Proxy Statement as Appendix A. As the Audit Committee was formed in 2000, it held no meetings in 1999.

        The Nominating Committee currently consists of Kenneth Uptain and James Wilson. It nominates a slate of Directors to be recommended to the shareholders at the annual meeting of shareholders. It also locates, interviews, and nominates individuals to fill vacancies on the Board of Directors and nominates the Chairman of the Board. Shareholders are welcome to recommend nominees to the Nominating Committee for any Director position which is currently vacant or that will stand for election. Information regarding the nominee's qualifications should accompany any recommendation. Recommendations should be submitted at least 120 days prior to the expiration of a Director's term, or within 10 days following the announcement of any vacancy. Shareholder recommendations may be submitted to NextPath Technologies, Inc., Shareholder Relations, 5050 North 40th Street, Suite 340, Phoenix, Arizona 85016. As the Nominating Committee was formed in 2000, it held no meetings in 1999.

        The Compensation Committee, which currently consists of Kenneth Sweet and Kenneth Uptain, determines, develops and recommends to the Board of Directors appropriate compensation arrangements for the Company's President, Chief Executive Officer, and other executive officers, including the administration of the Company's stock option plans, and determines, develops and recommends to the Board of Directors appropriate compensation for the members of the Board of Directors. As the Compensation Committee was formed in 2000, it held no meetings in 1999.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Directors

        The Company reimburses Directors for out-of-pocket expenses incurred in attending Board meetings. In the future, we anticipate paying reasonable and customary fees, including granting stock options, to our Directors who are not officers for their services as Directors and for attendance, in person or by telephone, at each meeting of the Board of Directors, but not for committee meetings. Officers who are also Directors will not be paid any Director fees.

Summary Compensation Table

        The following summarizes, for the fiscal years indicated, the principal components of compensation for our Chief Executive Officer and our only other executive officer in 1999.

                                                              Long Term Compensation
                                                          -----------------------------
                                Annual Compensation            Awards        Payouts
                             ---------------------------  -----------------------------
                                                                     Securities
                                                   Other                Under            All
                                                  Annual  Restricted    lying    LTIP    Other
                                                  Compen    Stock     Options/  Payouts  Compen
Name and Principal Position  Year  Salary  Bonus  -sation  Award(s)     SARs     (1)    -sation
---------------------------  ----  ------  -----  ------- ----------  --------- ------- -------

James Ladd                   1999       -      -       -                     -       -       -
  Former Chairman/
  President(2)
Frederic F. Wolfer, Jr.      1999 150,000      -       -    100,000          -       -       -
  Former Vice President(3)

-----------------------

(1)  Long Term Incentive Plan.
(2)  Mr. Ladd resigned on March 17, 2000.
(3) Mr. Wolfer, our former Vice President, was employed on November 1, 1999 and remains an employee of NextPath Environmental Services, Inc.

Options/SAR Grant In Last Fiscal Year

        Our executive officers were not granted any options or SARs during 1999.

Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Values

        Our executive officers were not granted any options or SARs (Stock Appreciation Rights) during 1999.

Employment Agreements; Change-In-Control Arrangements

        We did not have an employment agreement with Mr. Ladd.

        On September 8, 2000, we entered into an employment agreement with James Wilson, our President and Chief Executive Officer, which expires in September 2003. Under his employment agreement, Mr. Wilson is entitled to participate in all the employee benefit programs of the Company in effect from time to time, to reimbursement of business expenses, and to vacation and sick leave. He also received a signing bonus of 25,000 shares of restricted common stock and is eligible to receive an annual cash bonus of up to 100% of his base salary ($145,000). The Company is in the process of negotiating a Change in Control Agreement with Mr.
Wilson.

        The employment agreement of Mr. Wolfer expires in October 2004. Under his employment agreement, Mr. Wolfer is entitled to participate in all the employee benefit programs of the Company in effect from time to time, to reimbursement of business expenses, and to vacation and sick leave.

Restricted Stock Plans

        As part of the consideration we paid for LaserWireless, Inc., on October 18, 1999, we placed 500,000 shares of restricted common stock in a Restricted Stock Plan for the benefit of the employees of LaserWireless, Inc. An employee will become vested with respect to the shares of common stock represented by his or her Restricted Stock Award Agreement on the fifth anniversary of the date of the grant, provided he or she continuously serves as an employee of LaserWireless, Inc. or another of our subsidiaries at all times beginning with the date of the grant and ending on the fifth anniversary of the grant.

Stock Option Plans

        As part of the consideration we paid for Essentia Water, Inc. on January 21, 2000, we placed 134,518 shares of restricted common stock in Essentia's Stock Option Plan for the benefit of the employees of Essentia other than Mr.
Uptain. The options vest 20% per year over a period of five years from an employee's date of employment.

        We recognize the need to implement Company stock option plans so that we may attract and retain the high quality employees, consultants and directors necessary to build our infrastructure and to provide ongoing incentives to our employees by enabling them to participate in our success. For that reason, the Incentive Stock Option Plan and the Directors' Stock Option Plan are being submitted to the shareholders. As of the date of this Proxy Statement, no stock options have been granted under the Incentive Stock Option Plan and the Directors' Stock Option Plan.

401(k) Plan

        We  anticipate  that we will  adopt an  employee  investment  plan under
Section 401(k) of the Code.

Certain Relationships and Related Transactions

        Since January 1, 1999, the following transactions involving an amount in excess of $60,000 occurred between the Company or its subsidiaries and the named
Director:

        Mr. Sweet is an Executive Director Consulting Services of International Profit Associates, Inc. headquartered in Buffalo Grove, Illinois, a suburb of Chicago ("IPA"). Mr. Woodward, a Director and our former Chief Financial Officer, was also an employee of IPA. We entered into a Management Consulting Agreement with IPA by which employees of IPA provide management services to us on an as needed basis. That agreement has expired. Since January 1, 1999, we have paid IPA $1,466,727 and have issued IPA 300,000 shares of restricted common stock for consulting services. On February 15, 2000, IPA loaned the Company $1,000,000. Principal and accrued interest on the loan was due on May 15, 2000. The terms of the promissory note provided that if the Company was unable to repay the promissory note on or before May 15, 2000, IPA was entitled to 250,000 shares of the Company's restricted common stock in complete satisfaction of the loan, which would be automatically deemed paid as of that date. The Company was unable to repay the promissory note when due; therefore, IPA is entitled to receive 250,000 shares of the Company's restricted common stock.

        On January 21, 2000, we issued Moneta Holdings, LLC, a Washington limited liability company owned by Mr. Uptain ("Moneta"), $7,654,294 worth of restricted common stock with piggy-back registration rights (565,127 shares) for Essentia Water, Inc. ("Essentia"). As part of the transaction, we also paid Moneta $400,000 plus accrued interest as repayment of loans it had made to Essentia. Upon closing, Mr. Uptain and Essentia also entered into a Consulting Agreement whereby Mr. Uptain, as Chief Executive Officer, received $56,666 ($7,083 per month) prior to its termination on August 31, 2000.

        On August 4, 2000, we paid $1,675,000, assumed $2,400,000 in debt and assumed $2,200,000 in equipment leases to acquire the Industrial Division of Lewis Mechanical and Metalworks, Inc. ("Lewis Mechanical"), a wholly owned subsidiary of the Lewis Construction Corporation, of which Mr. Lewis owns 34 %. In addition, we are obligated to issue 2,439,025 shares of our restricted common stock, valued at closing at $5,000,000, to Lewis Mechanical based on the further performance of our subsidiary, NextPath Environmental Services, Inc. ("NESI") over the next two years. In addition, we purchased oil remediation equipment and a non-exclusive worldwide license to an oil remediation system from Tetra Separation Systems, LLC, an affiliate of Lewis Mechanical owned 10% by Mr. Lewis. Mr. Lewis serves as President of NESI under a two year employment agreement.

Indebtedness of Management

        To our knowledge, none of our Directors and executive officers and no nominee for election as a Director has been indebted to us or our subsidiaries in excess of $60,000 at any time since January 1, 1999.

Compensation Committee Report

        General. The Compensation Committee of the Board of Directors is responsible for administering the compensation of senior executives of the Company. The Compensation Committee was established on April 1, 2000. Its current members are Kenneth Sweet and Kenneth Uptain. During 1999, the only executive officer receiving compensation was Mr. Wolfer, whose employment agreement was negotiated by our former Chairman and Chief Executive Officer, James Ladd. Mr. Wilson and Mr. Woodward signed Employment Agreements with the Company in September 2000. Mr. Woodward, the Company's former Chief Financial Officer, resigned October 26, 2000. On October 26, 2000, Kary Lewis was elected the Company's interim Chief Financial Officer.

        The Company's executive compensation programs are designed to align the interests of senior management with those of the Company's shareholders. There are three key components of executive compensation: base salary, pay for performance (bonus plan), and long term performance incentive. It is the intent of these programs to attract, motivate and retain senior executives. It is the philosophy of the Compensation Committee to allocate an appropriate portion of cash compensation to variable performance-based compensation in order to reward executives for high achievement.

        Base Salary. The salaries for senior executives are based upon a combination of factors including past individual performance and experience, competitive salary levels, and an individual's potential for making significant contributions to future Company performance.

        Bonus Plan. Mr. Wilson and possibly other key personnel of the Company will participate in an executive management bonus plan (the "Bonus Plan"). The

Bonus Plan will provide for annual bonus awards based upon individual performance and actual operating results compared to planned operating results. Bonus payments are subject to modification at the discretion of the Compensation Committee. Other than Mr. Wolfer's signing bonus in the form of restricted stock, no bonuses were paid in 1999.

        Stock Options and Restricted Stock. Stock options and restricted stock are an important component of senior executive compensation. We recognize the need to implement a stock option plan so that we may attract and retain the high quality employees, consultants and directors necessary to build our infrastructure and to provide ongoing incentives to our employees by enabling them to participate in our success. Therefore, we are proposing and submitting to our shareholders an Incentive Stock Option Plan and a Directors' Stock Option Plan as part of this proxy solicitation.

        Chief Executive Officer. The compensation policies described above will apply as well to the compensation of the CEO. The Compensation Committee is directly responsible for determining the CEO's salary level and for all awards and grants to the CEO under incentive components of the compensation program. The overall compensation package of the CEO is designed to recognize the fact that the CEO bears primary responsibility for increasing the value of our shareholders' investments. Accordingly, a substantial portion of the CEO's compensation will be incentive-based, providing greater compensation as the direct and indirect financial measures of shareholder value increase. The CEO's compensation will thus be structured and administered to motivate and reward the successful exercise of these qualities.

        Conclusion. Through the programs described above, a significant portion of the Company's executive compensation will be linked directly to corporate performance and stock price appreciation. The Compensation Committee believes that compensation policies and programs will be competitive and will effectively align executive compensation with the Company's goal of maximizing the return to shareholders.

                      /s/ Kenneth Sweet and Kenneth Uptain

                         PRICE RANGE OF OUR COMMON STOCK

Market Information

        The following table sets forth the high and low closing prices per share of our common stock for each full quarterly period during the two most recent fiscal years as reported by the OTC Bulletin Board:

                                                               High      Low
                                                               ----      ---
        Year Ended December 31, 1998
                First Quarter ............................     $ N/A    $ N/A
                Second Quarter ...........................       .50      .38
                Third Quarter ............................       .44      .38
                Fourth Quarter ...........................       .63      .38
        Year Ended December 31, 1999
                First Quarter ............................     $1.00    $ .44
                Second Quarter ...........................      2.38      .88
                Third Quarter ............................      7.00     1.93
                Fourth Quarter............................     25.00     7.00
        Year Ended December 31, 2000
                First Quarter ............................    $25.06   $12.50
                Second Quarter ...........................     16.63     2.00
                Third Quarter.............................      2.63      .88


        Bid prices for the OTC Bulletin Board reflect inter-dealer prices, do not include retail mark-ups, mark-downs and commissions, and do not necessarily reflect actual transactions.

Performance Graph

        The following table and graph compare the cumulative total return on $100 invested beginning July 23, 1999 (the first date of material public trading on the OTCBB) through June 30, 2000 at the end of each respective quarter based upon the closing price on the OTCBB for the Common Stock. The return of the indices is calculated assuming reinvestment of dividends during the period presented. The Company has not paid any dividends. The stock price performance shown on the graph is not necessarily indicative of future performance. We have presented the Nasdaq Composite Index (NASDAQ), Amex Computer Technology Index
(XCI) and Amex  Interactive  Internet  Index (IIX) in  comparison  to NextPath's
(NPTK) performance. The table presents the value of $100 invested of July 23, 1999 and its respective value based upon the closing price on the indicated dates. The chart is a line graph of the table values.

        NextPath is divided into four operating groups as follows: Precision Technologies Group, Internet and E-Commerce Group, Environmental Technologies Group, and Health Products Group. Industry or Sector indices are presented primarily for comparison of NextPath's Internet and E-Commerce group and are not intended to reflect NextPath's composite operations or its other operating groups. Industry or Sector indices were either not available or did not accurately compare to operations for NextPath's other operating groups. As of the Record Date, the closing price of our Common Stock on the OTCBB was $.50.

                   Value of $100 Invested as of July 23, 1999
                   ------------------------------------------

          07/23/1999     09/30/1999     12/31/1999     03/31/2000     06/30/2000
  NPTK       $100.00        $181.67        $493.33        $361.67         $70.00
  NASDAQ     $100.00        $102.00        $171.20        $169.84        $147.31
  XCI        $100.00        $105.11        $139.01        $165.70        $151.96
  IIX        $100.00        $109.52        $194.32        $210.63        $167.87

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        As of the Record Date, there were 45,294,800 shares of Common Stock outstanding. The Company disputes the validity of approximately 18,000,000 of those shares and they are the subject of an ongoing review by the Company in an effort to determine whether or not they were validly issued and entitled to vote at the Annual Meeting. The following table provides information concerning the ownership of our Common Stock as of the Record Date by (i) each director and nominee for director; (ii) each of our named executive officers; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than 5% of our Common Stock.

        Unless otherwise indicated, each person named in the table has sole voting power and investment power, or shares voting investment power with his or her spouse, for all shares listed as owned by that person. The number of shares of common stock outstanding for each listed person includes any shares the individual has the right to acquire within 60 days of this Proxy Statement. For purposes of calculating each person's or group's percentage ownership, stock options exercisable within 60 days, if any, are included for that person or group, but not for the stock ownership of any other person or group.

Name and Address of               Shares Benefically Owned     Percentage Owned
 Beneficial Owner
-------------------               ------------------------     ----------------

Directors and Executive Officers

Richard Lewis (1)                          21,000                     *
15134 West Hunziker
Pocatello, Idaho 83202

Kenneth E. Sweet (2)                       56,907                     *
1250 Barclay Boulevard
Buffalo Grove, Illinois 60089

Kenneth Uptain (3)                        590,124                     1%
23711 Meridian Avenue South
Bothell, Washington 98021

James Wilson                               25,000                     *
15100 Central Avenue S.E.
Albuquerque, NM 87192

Robert Woodward                            20,000                     *
15100 Central Avenue S.E.
Albuquerque, NM 87192

Kary Lewis (4)                                  -                     *
15134 West Hunziker
Pocatello, Idaeo 83202

All executive officers and                713,031                     2%
directors as a group
(6 persons)

5% Shareholders

W.O.W. Consulting Group                 6,467,877                    14.3%
(Steve Martin)(5)
18352 Dallas Parkway,
#136-440
Dallas, TX 75287

--------------------------
*       Less than one percent.
(1) As consideration paid by NextPath Environmental Services, Inc. ("NESI") to Lewis Mechanical and Metalworks, Inc. ("Lewis Mechanical") when NESI acquired the assets of the Industrial Division of Lewis Mechanical, Lewis Mechanical is eligible to earn up to 2,439,025 shares of the Company's Common Stock over a two year period based upon the terms and conditions of a stock earn-out. Mr. Lewis owns 34% of the stock of the Lewis Construction Corporation, which is the parent of Lewis Mechanical.

(2) Mr. Sweet has the contractual right to acquire an additional 109,453 shares of the shares currently held by International Profit Associates, with whom he has an agreement.
(3) Mr. Uptain is the sole equity owner of Moneta Holdings LLC, the holder of 565,127 of these shares.
(4) Kary Lewis is interim CFO, Secretary and Treasurer of the Company. He is the brother of Richard Lewis. As consideration paid by NextPath Environmental Services, Inc. ("NESI") to Lewis Mechanical and Metalworks, Inc. ("Lewis Mechanical") when NESI acquired the assets of the Industrial Division of Lewis Mechanical, Lewis Mechanical is eligible to earn up to 2,439,025 shares of the Company's Common Stock over a two year period based upon the terms and conditions of a stock earn-out. Mr. Lewis owns 11% of the stock of the Lewis Construction Corporation, which is the parent of Lewis Mechanical.
(5) Pursuant to a Schedule 13D filed by Mr. Martin. The Company disputes that Mr. Martin is entitled to ownership of these shares and has initiated legal action seeking a judicial determination as to Mr. Martin's entitlement to these shares.

        DIRECTOR, OFFICER AND TEN PERCENT SHAREHOLDER SECURITIES REPORTS

        We understand, and have so advised our officers and directors, that the Federal securities laws require them, as well as persons who own more than ten percent of our stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our stock owned by them. None of the nominees for Directors was an officer, director or owner of more than ten percent of our stock in 1999. Therefore, no nominee was required to file reports in 1999.

                         INDEPENDENT PUBLIC ACCOUNTANTS

In General

        Chisholm & Associates, CPA has been selected by the Audit Committee as the auditors to audit the consolidated financial statements of the Company and the financial statements of certain of its subsidiaries for the fiscal year ending December 31, 2000.

        Crouch, Bierwolf & Chisholm, Certified Public Accountants ("Crouch, Bierwolf & Chisholm") was the Company's auditor for the fiscal years ended December 31, 1999, 1998 and 1997. Todd Chisholm left his partnership with Crouch, Bierwolf & Chisholm to form his own accounting and tax firm, Chisholm & Associates, CPA. Chisholm & Associates, CPA is located at 28 North Fairway Drive (P.O. Box 540216), North Salt Lake City, UT 84054. As Mr. Chisholm was the audit partner at Crouch, Bierwolf & Chisholm responsible for NextPath's financial statements, the Audit Committee selected Mr. Chisholm's new firm to continue to serve as NextPath's auditor.

        Crouch, Bierwolf & Chisholm was dismissed on February 8, 2000 so that we could engage the services of Gray & Northcutt Inc. The decision to change accountants was recommended and approved by our Board of Directors. Crouch, Bierwolf & Chisholm stated in its report on the financial statements of NextPath for the 1997 and 1998 fiscal years that they were prepared assuming that NextPath will continue as a going concern and the report contained the firm's opinion that the Company's recurring operating losses and lack of working capital raised substantial doubt about its ability to continue as a going concern.

        During our 1997 and 1998 fiscal years, there had not been any disagreements with Crouch, Bierwolf & Chisholm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. We provided Crouch, Bierwolf & Chisholm with a copy of the Current Report on Form 8-K prior to its filing with the SEC and requested that Crouch, Bierwolf & Chisholm furnish us with a letter addressed to the SEC stating whether it agreed with the statements made in the Current Report on Form 8-K and, if not, stating the respects in which it did not agree. The letter of Crouch, Bierwolf & Chisholm is attached as an exhibit to the Current Report on Form 8-K filed with the SEC February 14, 2000.

        Weinberg & Company, P.A., Certified Public Accountants, whose address is 6100 Glades Road, Suite 314, Boca Raton, Florida 33434, the independent accountant which was previously engaged as the principal accountant to audit the financial statements of Epilogue Corporation, with whom we merged on November 12, 1999, was dismissed on February 8, 2000 so that NextPath, as the surviving corporation in the merger, could engage the services of Gray & Northcutt Inc. Weinberg & Company audited the balance sheet of Epilogue Corporation (a development stage company) as of June 7, 1999 and the related statements of operations, changes in shareholder's equity and cash flows for the period from June 4, 1999 (inception) to June 7, 1999. The decision to change accountants was recommended and approved by our Board of Directors.

        There were not any disagreements with Weinberg & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. We provided Weinberg & Company with a copy of the Current Report on Form 8-K prior to its filing with the SEC and requested that Weinberg & Company furnish us with a letter addressed to the SEC stating whether it agreed with the statements made in the Current Report on Form 8-K and, if not, stating the respects in which it did not agree. The letter of Weinberg & Company is attached as an exhibit to the Current Report on Form 8-K filed with the SEC on February 14, 2000.

        On February 8, 2000, Gray & Northcutt, located in Oklahoma City, Oklahoma, was engaged by us to audit the consolidated balance sheets of NextPath and its wholly-owned subsidiaries. Other than concerning its engagement, we had not consulted with Gray & Northcutt Inc. prior to February 8, 2000. On March 23, 2000, Gray & Northcutt, Inc. resigned from the audit engagement of NextPath effective that date. Gray & Northcutt, Inc. agreed to complete its audits of our subsidiaries, Laser Wireless, Inc., Willow Systems, Inc. and Sagebrush Technology, Inc. In its resignation letter, Gray & Northcutt, Inc. stated as follows: "In the course of performing our work, we have concluded that NextPath lacks the internal controls necessary for the development of reliable financial statements. Further, information has come to our attention that leads us to conclude that we should not rely upon the representations of NextPath's management in place during the period covered by this audit."

        We provided Gray & Northcutt, Inc. with a copy of the Current Report on Form 8-K prior to its filing with the SEC and requested that Gray & Northcutt, Inc. furnish us with a letter addressed to the SEC stating whether it agreed with the statements made in the Current Report on Form 8-K and, if not, stating the respects in which it did not agree. The letter of Gray & Northcutt, Inc. is attached as an exhibit to the Current Report on Form 8-K dated April 3, 2000.

Remedial Action

        We did not disagree with the statements of Gray & Northcutt, Inc. In response to these statements, the following remedial actions were taken: (i) we employed Robert Woodward as Chief Financial Officer; (ii) we moved our former Hillsborough, North Carolina headquarters to Tulsa, Oklahoma, thereafter to Albuquerque and thereafter to our current headquarters in Phoenix, Arizona;
(iii) we retained the services of an accountant to organize our financial books and records; (iv) we adopted the financial management plan proposed by Mr.
Woodward; (v) we adopted an Audit Committee Charter;; (vi) we accepted the resignations of James Ladd, our former President, CEO and Chairman, and of Douglas McClain, a former director; (vii) we engaged Crouch, Bierwolf & Chisholm, our former auditors, to complete the audit of the Company begun by Gray & Northcutt, Inc. so that the Form 10-K/A for the fiscal year ended December 31, 1999, the 10-Q's for the periods ended March 31, June 30 and September 30 2000, the 10-K for the fiscal year ending December 31, 2000, and all required Form 8-K's could be filed in a timely fashion; (viii) we retained the services of Gray & Northcutt, Inc. to prepare consolidated financial statements of the Company and its subsidiaries; (ix) we retained the management consulting services of International Profit Associates, (x) we expanded the Board of Directors to nine seats and six new directors were elected to fill vacancies on the Board of Directors; and (xi) we employed James D. Wilson as President and Chief Executive Officer.

                                LEGAL PROCEEDINGS

        NextPath and its former President, James R. Ladd, are two of the named defendants in the case of Tim McMurray vs. James R. Ladd, Robert Wehle et al., District Court of Dallas County, Texas (No. 00-00170) filed January 10, 2000. The action alleges tortious interference with existing and/or potential business relations, civil conspiracy, and negligence and also seeks injunctive relief. We believe that this action is wholly without merit and intend to vigorously defend it.

        On January 11, 2000, NextPath Technologies, Inc. received a copy of the SEC's December 20, 1999 Order Directing Private Investigation In the Matter of NextPath Technologies, Inc. (the "Order"). The Order is a confidential document directing a non-public investigation. While the Order is not available to the public, it appears to focus on the increase in the trading price of our common stock during the last six months of 1999. During the course of its investigation, the SEC has issued subpoenas to the Company and other persons and has taken a number of depositions. We believe that we have fully cooperated with the SEC in its investigation and we will continue to fully cooperate.

        NextPath is a named defendant in the case of Blueigloo, Inc. and Smart Mart, Inc. vs. NextPath Technologies, Inc., James Ladd et al., Case No. 99-6940-D in the District Court, 95th Judicial District, Dallas County, Texas. The action alleges tortious interference with business. We believe this action is wholly without merit and we intend to vigorously defend it.

        NextPath is the plaintiff in the case of NextPath Technologies, Inc. vs. Benjamin A. Dunn, Case No. CIV-00-0905-W in the United States District Court, Western District of Oklahoma. This action is for breach of contract.

        NextPath is the plaintiff in the case of NextPath Technologies, Inc. v. Steven W. Martin, d/b/a W.O.W. Consulting Group, Case No. CJ-2000-7898 in the District Court of Oklahoma County, State of Oklahoma, filed October 27, 2000. This is an action for declaratory judgment brought by NextPath for the purpose of determining the duties and obligations of NextPath with regard to a Consulting Agreement NextPath entered into with the defendant, for breach of contract, and for rescission and cancellation of promissory notes of NextPath held by the defendant. NextPath alleges that without authorization of NextPath's Board of Directors, the defendant has been wrongfully issued 9,300,000 shares of the unregistered and restricted common stock of NextPath having a market value at the date of issue of $84,293,750.00, as a retainer, for work alleged to have been performed and to be performed on behalf of NextPath under the Consulting Agreement. NextPath also alleges that if the defendant did any work on behalf of NextPath, which NextPath denies, it was not worth the value of the stock issued to the defendant. NextPath also alleges that any and all promissory notes of NextPath held by the defendant are null and void and unenforceable and should be rescinded and cancelled.

        NextPath is the plaintiff in the case of NextPath Technologies, Inc. v. James R. Ladd and Douglas A. McClain, Sr., Case No. CJ-2000-7917 in the District Court of Oklahoma County, State of Oklahoma, filed October 30, 2000. This is an action for breach of fiduciary duty and seeks actual and punitive damages. NextPath alleges that from January, 1998 to March, 2000, while Mr. Ladd was NextPath's Chairman of the Board and Chief Executive Officer, he engaged in a regular course of conduct in direct derogation of his fiduciary duties owed to NextPath. NextPath also alleges that from November, 1999 to March, 2000, while Mr. McClain was a director of NextPath, he engaged in a regular course of conduct in direct derogation of his fiduciary duties owed to NextPath.

                              SHAREHOLDER PROPOSALS

        Proposals of shareholders to be presented at the 2001 Annual Meeting of Shareholders must be received by the Secretary of the Company by April 15, 2001 to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to the meeting.

                                  OTHER MATTERS

        As of the date of this Proxy Statement, the Board of Directors does not know of any business to come before the Annual Meeting other than the matters described in the notice. If other business is properly presented for consideration at the Annual Meeting, the enclosed Proxy authorizes the persons named therein to vote the shares in their discretion.

        Copies of the 1999 Annual Report of the Company on Form 10 K/A dated May 17, 2000 are being mailed to shareholders of record together with this Proxy Statement, Proxy Card and Notice of Annual Meeting of Shareholders. Additional copies may be obtained from Corporate Investor Communications, Inc., 111 Commerce Road, Carlstadt, NJ 07072-2586, Phone (201) 896-1900.

        A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K/A DATED MAY 17, 2000 FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SECURITIES AND EXHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS
BENEFICIALLY OR OF RECORD AT THE CLOSE OF BUSINESS ON OCTOBER 23, 2000 ON REQUEST TO CORPORATE INVESTOR COMMUNICATIONS, INC., 111 COMMERCE ROAD, CARLSTADT, NJ, 07072-2586 (201) 896-1900. IT IS ALSO AVAILABLE ON THE SEC'S EDGAR DATABASE AT WWW.SEC.GOV.

NEXTPATH TECHNOLOGIES, INC.

                PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                    ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                         DECEMBER 5, 2000 AT 10:00 A.M.

                                 MARRIOTT HOTEL

                               3233 NW Expressway
                             Oklahoma City, Oklahoma

                       FOR HOLDERS OF VOTING COMMON SHARES

The undersigned hereby appoints Kenneth Sweet and Kenneth Uptain, or either of them, attorneys and proxies, each with full power of substitution to vote, in the absence of the other, all Common Shares of NEXTPATH TECHNOLOGIES, INC. held by the undersigned and entitled to vote at the Annual Meeting of Shareholders to be held on December 5, 2000 and at any adjournment or adjournments thereof, in the transaction of such business as may properly come before the meeting, and particularly the proposals stated below, all in accordance with and as more fully described in the accompanying Proxy Statement.

It is understood that this proxy may be revoked at any time insofar as it has not been exercised and that the shares may be voted in person if the undersigned attends the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE FOLLOWING PROPOSALS:

        1. Elect four directors, two of whom (Messrs. Lewis and Wilson) will serve a one year term until the Annual Meeting of the Shareholders of the Company to be held in the year 2001 and two of whom (Messrs. Sweet and Uptain) will serve a two year term until the Annual Meeting of the Shareholders of the Company to be held in the year 2002, and in any case until their successors are duly elected and shall have qualified.

               Nominees:
               --------

               RICHARD LEWIS               [_] FOR       [_] WITHHOLD AUTHORITY

               KENNETH SWEET               [_] FOR       [_] WITHHOLD AUTHORITY

               KENNETH UPTAIN              [_] FOR       [_] WITHHOLD AUTHORITY

               JAMES WILSON                [_] FOR       [_] WITHHOLD AUTHORITY

        2. Ratification of the selection of Chisholm & Associates as independent auditors for the Company for the year ending December 31, 2000.

                      [_] FOR       [_] AGAINST           [_] ABSTAIN

        3. Approve the Incentive Stock Option Plan.

                      [_] FOR       [_] AGAINST           [_] ABSTAIN

        4. Approve the Directors' Incentive Stock Option Plan.

                      [_] FOR       [_] AGAINST           [_] ABSTAIN

THE VOTING COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER ON THE REVERSE OF THIS PROXY CARD, OR IF NO DIRECTION IS GIVEN, THEY WILL BE VOTED FOR EACH OF THE ABOVE PROPOSALS. IN THEIR DISCRETION, THE PROXYHOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.



                  ---------------------------------------------
                                    Signature


                  ---------------------------------------------
                            Signature if held jointly

                           Please vote, sign, date and
                        return this proxy card promptly,
                          using the enclosed envelope.


                    Dated: ____________________________, 2000


IMPORTANT:

Please sign this Proxy exactly as your name or names appear hereon. If shares are held jointly, signatures should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity should please give their full titles.